EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-101541 and 33-71130 of Black Hills Corporation on Form S-3 and in Registration Statement Nos. 33-63059, 333-17451, 333-61969, 333-82787, 333-30272, 333-63264, and 333-125697 of Black Hills Corporation on Form S-8 of our report dated June 12, 2006, appearing in this Annual Report on Form 11-K of Cheyenne Light, Fuel and Power Company Retirement Savings Plan for the year ended December 31, 2005.

Deloitte & Touche LLP

Minneapolis, Minnesota

June 23, 2006